EXHIBIT 23



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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of CEL-SCI Corporation, whereby the Company proposes to sell 2,673,913 warrants. Reference is also made to Exhibit 5 included as part of this 8-K Report relating to the validity of the securities proposed to be sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.



HART & HART, LLC

/s/ William T. Hart

William T. Hart
October 11, 2013